CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-272014 on Form F-3 and Registration Statement No. 333- 266396 on Form S-8 of our reports dated April 17, 2026, relating to the financial statements of Super Group (SGHC) Limited and the effectiveness of Super Group (SGHC) Limited's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2025. /s/ Deloitte LLP London, United Kingdom April 17, 2026